Prudential Real Estate Securities Fund
Gateway Center Three, 4th Floor
100 Mulberry Street
Newark, NJ 07102-4077







                                             May 23, 2000

SEC Operations Center (OFCIS)
6432 General Green Way
Mail Stop 0-7
Alexandria, VA 22312

Attention:  File Support Unit


                    Re: Prudential Real Estate Securities Fund
                         File No. 811-08565


Ladies and Gentlemen:

     Enclosed is one (1) copy of the Annual Report on Form N-SAR for Prudential Real Estate Securities Fund for the fiscal year ended March 31, 2000.
The Form N-SAR was filed using the Edgar system.


                                   Very truly yours,



                                   /s/ Marguerite E.H. Morrison
                                   Marguerite E.H. Morrison
                                   Secretary







This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 23rd day of May, 2000.



            Prudential Real Estate Securities Fund





Witness:/s/Marguerite E.H. Morrison     By:/s/Grace C. Torres
          Marguerite E.H. Morrison           Grace C. Torres
          Secretary                          Treasurer